The Board of Directors
American Communications Services, Inc.

We consent to the use of our report incorporated herein by reference, which report appears in the December 31, 1997 Annual Report on Form 10-K of American Communications Services, Inc.

                                                   /s/ KPMG Peat Marwick LLP

                                                       KPMG Peat Marwick LLP


Washington, DC
December 22, 1997